Exhibit 5.1
[Dorsey & Whitney LLP Letterhead]

January 16, 2013
Imation Corp.
1 Imation Way
Oakdale, Minnesota 55128

 Re:    Registration Statement on Form S-3
 Ladies and Gentlemen:
 We have acted as counsel to Imation Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale from time to time of up to 3,319,324 shares of the Company's Common Stock, $.01 par value per share (the “Shares”), by certain selling stockholders of the Company set forth in the Registration Statement.
We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.
Our opinion expressed above is limited to the Delaware General Corporation Law.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.
This opinion is given as of the date hereof and the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.
Very truly yours,
/s/    Dorsey & Whitney LLP
 GLT/SFA